Exhibit 5.1

Gardiner Roberts LLP Bay Adelaide Centre, East Tower 22 Adelaide Street West, Suite 3600 Toronto, Ontario M5H 4E3 T: 416.865.6600 F: 416.865.6636

February 2, 2026

International Battery Metals Ltd.

6100 Tennyson Parkway, Suite 240

Plano, Texas 75024

Dear Sirs/Mesdames,

Re:	International Battery Metals Ltd. – Registration Statement on Form S-8

We have acted as Canadian legal counsel to International Battery Metals Ltd. (the “Company”), a company incorporated under Business Corporations Act (British Columbia). We refer to Company’s registration statement on Form S-8 (File No. 333-[   ]) filed on February 2, 2026 (as amended and supplemented from time to time, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of up to an additional 62,394,561 common shares (the “Common Shares”) of in the outstanding capital of the Company pursuant to the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Shares to be registered as set forth above represent the number of additional shares that are issuable pursuant to the Plan.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus, the Company’s notice of articles, the Company’s articles, records of the Company’s corporate proceedings in connection with the Registered Securities, the Plan and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company); and (vii) that the Registration Statement will have become effective under the U.S Securities Act of 1933, as amended (the “Securities Act”) and such effectiveness will not have been terminated or rescinded. We have also obtained from officers of the Company a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate to our satisfaction, without independent investigation.

GARDINER ROBERTS LLP

Bay Adelaide Centre – East Tower

22 Adelaide Street West, Suite 3600

Toronto, Ontario M5H 4E3

Tel: 416.865.6600 Fax: 416.865.6636 www.grllp.com

In giving this opinion we have assumed the following: (i) the Registration Statement, as finally amended, having become effective under the Securities Act; (ii) the board of directors of the Company (the “Board”), or a duly constituted committee of the Board to whom authority has been validly delegated (a “Committee”), having validly granted the awards in respect of the Common Shares under the Plan; (iii) the Board, or a Committee, having validly resolved to allot and issue the Common Shares, or grant rights to subscribe for the Common Shares, at duly convened and quorate meetings of the Board or such Committee as applicable, or by way of duly passed written resolutions of the Board or such Committee as applicable in compliance with all applicable laws and regulations and with such resolutions being in full force and effect and not having been rescinded or amended; (iv) the receipt in full of payment for the Common Shares as required pursuant to the Plan equal to the exercise price for such Common Shares, assuming in each case that the individual grants or awards under the Plan are duly authorised by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of applicable law, the constating documents of the Company and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith); and (v) valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company.,

We are qualified to practice law in the Province of Ontario and except as set out as follows, we express no opinion as to any laws or any matters governed by the laws other than the laws of the Province of Ontario and the federal laws of Canada as applicable therein, in each, case, as in effect on the date hereof. With respect to the opinions herein related to the laws of British Columbia we are relying on Section 2.16 of the Law Society Rules of the Law Society of British Columbia dated July 1, 2025 as updated in April 2025 to opine upon the laws of Province of British Columbia and confirm that we meet the criteria set out therein for such reliance.

Whenever our opinion refers to the common shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We give no opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in the Registration Statement or in any documents filed in connection therewith or in any documents filed in connection therewith, or upon whether the Registration Statement or any other documents filed in connection therewith or in any documents filed in connection therewith comply as to form or content with the requirements of the applicable securities laws. We give no opinion as to the completeness or accuracy of information provided to any purchaser or prospective purchaser of the Registered Securities.

Based on and relying upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Common Shares, will when awards are granted pursuant to the Plan, be duly authorized by all necessary corporate action and, when issued and delivered by the Company (subject to receipt of valid consideration by the Company in accordance with the Plan) and otherwise in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours very truly,

Gardiner Roberts LLP

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